UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2014 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On May 13, 2014, the Board of Directors (the “Board”) of Support.com, Inc. (the “Company”) appointed Elizabeth M. Cholawsky, Ph.D., 58, to serve as President and Chief Executive Officer of the Company, effective May 16, 2014. There are no arrangements or understandings between Dr. Cholawsky and any other persons pursuant to which she was selected as an officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Cholawsky has a Ph.D. in Political Science from the University of Minnesota, and a B.A. (Phi Beta Kappa, cum laude) from Franklin & Marshall College.

Dr. Cholawsky comes to Support.com from Citrix Systems, Inc. which she joined in 2007 as Vice President of Product Management and Client Services, and where she most recently served as General Manager and Vice President of the IT Support and Access lines of business.

Employment Offer Letter

The Company entered into an employment offer letter dated May 8, 2014 (the “Agreement”) with Dr. Cholawsky. The Agreement has no specified term, and Dr. Cholawsky’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Dr. Cholawsky will receive an annual base salary of $360,000.00, subject to annual review. She will also be eligible for bonuses under the Company’s Executive Incentive Compensation Plan with a target amount of sixty-five percent (65%) of base salary. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) based upon performance objectives set by the Compensation Committee quarterly. The bonus target will be prorated for Q2 2014 based on her period of employment, and target amounts for Q2 (as prorated) and Q3 2014 will be assured as a condition of the Agreement, but not for subsequent quarters.

New Hire Equity Grants.  Subject to the terms of the Agreement and the Company’s 2014 Inducement Award Plan (“Stock Plan”), the Compensation Committee approved grants, effective on Dr. Cholawsky’s employment start date of May 16, 2014 (the “Grant Date” for purposes of the grants) consisting of:

(i) an award of restricted stock units (“RSUs”) in the amount of two hundred eighteen thousand seven hundred fifty-two (218,752) shares of Company common stock vesting over four (4) years from the Grant Date in equal annual vesting tranches with 25% becoming vested on each of the first four (4) anniversaries of the Grant Date subject to continuous service; and

(ii) an award of performance-based stock options to purchase seven hundred fifty thousand (750,000) shares of the Company’s common stock that will vest over four (4) years with 25% becoming vested on the first  anniversary of the Grant Date and 1/48th becoming vested each month thereafter subject to continuous service, in accordance with the Company’s standard policies; the exercise price per share for these option grants will be set at the fair market value as defined in the Stock Plan (“FMV”) of the Company’s common stock on the Grant Date.  The performance-based stock options for 750,000 shares will be divided into three grants with a First Option Grant consisting of 150,000 option shares, a Second Option Grant consisting of 300,000 option shares, and a Third Option Grant consisting of 300,000 option shares (collectively the First, Second and Third Option Grants are referred to as the “Performance-Based Options”).  As a condition of the Performance-Based Options as granted by the Compensation Committee, following performance targets and conditions (“Performance Targets”) apply:

(a)           the First Option Grant shall only be exercisable, to the extent vested, following the date as of which the FMV of the Company’s common stock has first equaled or exceeded four dollars ($4.00) for twenty (20) consecutive trading days; and

(b)           the Second Option Grant shall only be exercisable, to the extent vested, following the date as of which the FMV of the Company’s common stock has first equaled or exceeded six dollars and twenty-five cents ($6.25) for twenty (20) consecutive trading days; and

(c)           the Third Option Grant shall only be exercisable, to the extent vested, following the date as of which the FMV of the Company’s common stock has first equaled or exceeded nine dollars and seventy-five cents ($9.75) for twenty (20) consecutive trading days.

In the event one or more Performance Target above is not met prior to a Change of Control, but a Change of Control occurs in a transaction in which our stockholders are all offered and receive a price per share for outstanding shares that equals or exceeds a Performance Target price as listed above, then, notwithstanding the absence of twenty (20) consecutive trading days at or above such Performance Target, it shall be deemed achieved for the purposes of the Performance-Based Options.

Sign-On Bonus. In lieu of providing relocation assistance in relation to Dr. Cholawsky’s move from Santa Barbara, California to the San Francisco Bay Area, she will receive a “Sign-On Bonus” of forty thousand dollars ($40,000) on or before May 30, 2014.

Severance Terms. If the Company terminates Dr. Cholawsky’s employment without cause or if Dr. Cholawsky terminates her employment for “Good Reason” as defined by the Agreement, the Company will offer her, in exchange for a full release, severance benefits equal to one (1) year base salary plus paid COBRA coverage for up to the same period.  In addition, if such a qualifying termination occurs within one (1) year following a Change of Control as defined in the Stock Plan, then 100% of the unvested time-based equity grants will accelerate upon such termination, and 100% of the unvested Performance-Based Options will accelerate upon such termination but only to the extent that the applicable Performance Target was met on or before the Change of Control.

Other Benefits. Dr. Cholawsky will be eligible to participate in the benefit programs generally available to employees of the Company. She will be entitled to 20 days of paid time off (“PTO”) per year in addition to normal company holidays.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Inducement Award Plan

The above-referenced equity awards were made pursuant to the Company’s 2014 Inducement Award Plan (the “Inducement Plan”), as described below.

On May 13, 2014, the Board approved the Inducement Plan. The Inducement Plan was adopted for the purpose of granting employment inducement awards to newly hired employees, as contemplated by NASDAQ Listing Rule 5635(c)(4). The Inducement Plan became effective immediately after approval. In accordance with the exemption provided by NASDAQ Listing Rule 5635(c)(4), the Inducement Plan was adopted without shareholder approval.

There are 2,000,000 shares of common stock authorized for issuance under the Inducement Plan. The Inducement Plan is administered by the Compensation Committee. The Compensation Committee may grant non-statutory stock options, restricted stock awards and stock unit awards (collectively, "Equity Awards") under the Inducement Plan. Each share issued under an Equity Award which is not a stock option will reduce the aggregate plan limit by 1.6 shares.  Equity Awards will be evidenced by an appropriate award agreement which will describe the terms and conditions of each Equity Award granted under the Inducement Plan. The Compensation Committee will, subject to the terms of the Inducement Plan, have all authority to determine the recipients of Equity Awards and the terms and conditions of any such awards, provided that Equity Awards only may be granted to a person or persons being hired as an employee by the Company or being rehired as an employee following a bona fide period of interruption of employment and the grant is made as an inducement material to the employee's entering employment with the Company.

Unless terminated sooner by the Board, the Inducement Plan will terminate on the tenth (10th) anniversary of the adoption of the Inducement Plan. The Inducement Plan may be amended or terminated by the Board at any time.

The foregoing description of the Inducement Plan is only a summary of the important provisions of the Inducement Plan and does not describe all of the terms and conditions of the Inducement Plan. The description is qualified in its entirety by the reference to the Inducement Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Offer Letter between Elizabeth Cholawsky and Support.com, Inc., dated May 8, 2014

10.2 Support.com, Inc. 2014 Inducement Award Plan

99.1 Press Release of the Company, dated May 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter between Elizabeth Cholawsky and Support.com, Inc., dated May 8, 2014
10.2	Support.com, Inc. 2014 Inducement Award Plan
99.1	Press Release of the Company, dated May 19, 2014